UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMAZON.COM, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held on Wednesday, May 25, 2022

This Supplement provides updated information with respect to the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Amazon.com, Inc. (the “Company”) to be held at 9:00 a.m., Pacific Time, on Wednesday, May 25, 2022.

This Supplement should be read in conjunction with the Company’s Notice of the 2022 Annual Meeting of Shareholders and Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 14, 2022.

Withdrawal of Shareholder Proposal

The proponents of Item 18: Shareholder Proposal Requesting a Diversity and Equity Audit (“Item 18”) have withdrawn the proposal. Therefore, Item 18 will not be presented or voted on at the Annual Meeting.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action with respect to your vote on Item 18. Properly executed proxy cards and voting instructions provided by shareholders will remain valid and will be voted at the Annual Meeting as instructed on the proxy card or voting instruction form and as described in the Proxy Statement with respect to all other items set forth in the Proxy Statement and any other matter that is properly brought before the Annual Meeting, unless revoked. Because Item 18 has been withdrawn and will not be presented at the Annual Meeting, shares represented by proxy cards and voting instruction forms returned before the Annual Meeting will not be voted with respect to Item 18, and any votes received on Item 18 will not be tabulated. Shareholders who have not yet returned their proxy card or submitted their voting instructions should complete the proxy card or provide voting instructions, disregarding Item 18. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.